Filed Pursuant to Rule 433
                                                    Registration No.: 333-132809


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being
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      STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

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      IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

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      This material is for your information. This material is not to be
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      positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date
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      regarding the securities and assets referred to in this material.
      Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that
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

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman Sachs                     GSAMP 2006-HE5

                                   All records
================================================================================



--------------------------------------------------------------------------------
Summary
--------------------------------------------------------------------------------
Scheduled Principal Balance: $1,046,084,182
Number of Mortgage Loans: 6,692
Average Scheduled Principal Balance: $156,319
Weighted Average Gross Coupon: 8.644%
Weighted Average Net Coupon: 8.134%
Weighted Average Current FICO Score: 620
Weighted Average Original LTV Ratio: 77.05%
Weighted Average Combined Original LTV Ratio: 80.68%
Weighted Average Stated Remaining Term (months): 354
Weighted Average Seasoning(months): 1
Weighted Average Months to Roll: 25
Weighted Average Gross Margin: 6.05%
Weighted Average Initial Rate Cap: 2.53%
Weighted Average Periodic Rate Cap: 1.01%
Weighted Average Gross Maximum Lifetime Rate: 14.61%
Weighted Average Percentage of Loans with Silent Seconds: 30.18%
Weighted Average Combined Original LTV Ratio (incl. SS): 88.11%
Weighted Average Back-Debt to Income Ratio: 42.63%
Weighted Average Percentage of Loans with Mortgage Insurance: 0.01%
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Current Principal Balance          Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
$1 - $50,000                                   852         $26,819,477                      2.56%                  11.473%
$50,001 - $75,000                              819          51,308,015                      4.90                    9.922
$75,001 - $100,000                             876          76,772,062                      7.34                    9.152
$100,001 - $125,000                            847          95,398,295                      9.12                    8.934
$125,001 - $150,000                            641          87,780,007                      8.39                    8.752
$150,001 - $200,000                            944         165,142,063                     15.79                    8.537
$200,001 - $250,000                            564         126,092,500                     12.05                    8.423
$250,001 - $300,000                            389         106,715,779                     10.20                    8.271
$300,001 - $350,000                            259          84,008,325                      8.03                    8.237
$350,001 - $400,000                            180          67,151,544                      6.42                    8.334
$400,001 - $450,000                            125          53,331,311                      5.10                    8.313
$450,001 - $500,000                             87          41,474,693                      3.96                    8.340
$500,001 - $550,000                             46          24,089,393                      2.30                    7.908
$550,001 - $600,000                             31          17,871,514                      1.71                    7.846
$600,001 - $650,000                             13           8,109,468                      0.78                    7.938
$650,001 - $700,000                              9           6,102,366                      0.58                    7.598
$700,001 & Above                                10           7,917,371                      0.76                    8.344
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Current Principal Balance          Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
$1 - $50,000                                        615                  $31,478      92.57%           66.49%                 96.14%
$50,001 - $75,000                                   610                   62,647      82.49            66.98                  86.10
$75,001 - $100,000                                  609                   87,639      80.77            67.65                  90.91
$100,001 - $125,000                                 610                  112,631      81.02            64.19                  94.31
$125,001 - $150,000                                 612                  136,942      80.03            63.30                  92.40
$150,001 - $200,000                                 612                  174,939      79.60            58.26                  94.38
$200,001 - $250,000                                 615                  223,568      79.07            58.83                  95.22
$250,001 - $300,000                                 625                  274,334      79.60            55.51                  96.08
$300,001 - $350,000                                 629                  324,356      79.94            51.23                  96.91
$350,001 - $400,000                                 627                  373,064      81.03            48.00                  93.69
$400,001 - $450,000                                 631                  426,650      81.70            40.67                  97.66
$450,001 - $500,000                                 628                  476,721      80.97            40.30                  97.72
$500,001 - $550,000                                 649                  523,682      82.34            43.78                  95.60
$550,001 - $600,000                                 662                  576,500      78.59            51.71                  90.16
$600,001 - $650,000                                 665                  623,805      84.56            38.40                 100.00
$650,001 - $700,000                                 662                  678,041      82.77            66.60                 100.00
$700,001 & Above                                    668                  791,737      84.47            49.89                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Current Rate                       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49                                      2            $326,231                      0.03%                   5.218%
5.50 - 5.99                                     22           9,035,010                      0.86                    5.787
6.00 - 6.49                                     95          24,835,963                      2.37                    6.298
6.50 - 6.99                                    306          74,373,000                      7.11                    6.787
7.00 - 7.49                                    447          93,749,645                      8.96                    7.263
7.50 - 7.99                                    894         165,770,984                     15.85                    7.764
8.00 - 8.49                                    754         143,389,420                     13.71                    8.250
8.50 - 8.99                                  1,018         175,498,621                     16.78                    8.744
9.00 & Above                                 3,154         359,105,306                     34.33                   10.143
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Current Rate                       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
5.00 - 5.49                                         616                 $163,115      72.79%          100.00%                100.00%
5.50 - 5.99                                         743                  410,682      66.15            83.20                 100.00
6.00 - 6.49                                         671                  261,431      69.75            85.57                 100.00
6.50 - 6.99                                         651                  243,049      75.82            85.13                  97.00
7.00 - 7.49                                         642                  209,731      77.27            77.28                  98.74
7.50 - 7.99                                         632                  185,426      78.97            66.79                  98.20
8.00 - 8.49                                         624                  190,172      79.32            54.55                  96.09
8.50 - 8.99                                         613                  172,396      81.33            45.44                  91.84
9.00 & Above                                        598                  113,857      84.72            45.01                  91.02
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Credit Score                       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
740 & Above                                    102         $24,704,993                      2.36%                   7.382%
720 - 739                                       85          16,645,720                      1.59                    7.832
700 - 719                                      137          28,007,285                      2.68                    8.021
680 - 699                                      284          56,349,781                      5.39                    8.033
660 - 679                                      507          93,182,087                      8.91                    8.147
640 - 659                                      792         127,943,563                     12.23                    8.388
620 - 639                                    1,228         190,082,104                     18.17                    8.598
600 - 619                                    1,132         161,528,497                     15.44                    8.667
580 - 599                                    1,022         135,148,321                     12.92                    8.821
560 - 579                                      435          66,961,030                      6.40                    9.065
540 - 559                                      419          64,480,404                      6.16                    9.243
520 - 539                                      343          50,435,023                      4.82                    9.698
500 - 519                                      206          30,615,374                      2.93                    9.859
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Credit Score                       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
740 & Above                                         770                 $242,206      74.23%           57.96%                 90.24%
720 - 739                                           729                  195,832      80.10            38.76                  85.39
700 - 719                                           708                  204,433      82.44            48.10                  82.21
680 - 699                                           689                  198,415      81.70            43.48                  89.53
660 - 679                                           668                  183,791      82.50            43.00                  92.02
640 - 659                                           649                  161,545      81.07            47.37                  94.03
620 - 639                                           629                  154,790      82.33            43.22                  95.66
600 - 619                                           609                  142,693      82.64            62.30                  95.85
580 - 599                                           589                  132,239      81.69            78.33                  97.05
560 - 579                                           569                  153,933      78.21            69.68                  94.03
540 - 559                                           550                  153,891      77.10            70.72                  95.86
520 - 539                                           530                  147,041      75.03            63.97                  96.66
500 - 519                                           511                  148,618      72.81            73.71                  98.41
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Lien                               Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
1                                            5,620        $997,420,751                     95.35%                   8.488%
2                                            1,072          48,663,431                      4.65                   11.848
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Lien                               Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                                                   619                 $177,477      79.84%           57.09%                 94.17%
2                                                   634                   45,395      98.01            52.94                  99.18
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Combined Original LTV              Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                   356         $49,555,892                      4.74%                   8.110%
60.01 - 70.00                                  597         104,569,476                     10.00                    8.014
70.01 - 80.00                                2,994         533,849,797                     51.03                    8.350
80.01 - 85.00                                  507          92,422,363                      8.84                    8.920
85.01 - 90.00                                  741         130,441,419                     12.47                    8.780
90.01 - 95.00                                  268          44,200,589                      4.23                    9.231
95.01 - 100.00                               1,229          91,044,647                      8.70                   10.629
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Combined Original LTV              Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                        611                 $139,202      48.75%           62.64%                 91.07%
60.01 - 70.00                                       609                  175,158      67.21            64.05                  95.72
70.01 - 80.00                                       624                  178,307      79.02            52.08                  96.28
80.01 - 85.00                                       598                  182,293      84.45            64.49                  93.19
85.01 - 90.00                                       620                  176,034      89.62            61.58                  87.79
90.01 - 95.00                                       633                  164,928      94.56            64.97                  88.55
95.01 - 100.00                                      633                   74,080      99.91            55.45                  97.20
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likeliho any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this materi from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described here are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

                                Aug 8, 2006 18:52                    Page 1 of 4

Goldman Sachs                     GSAMP 2006-HE5

                                   All records
================================================================================


------------------------------------------------------------------------------------------------------------------------------------
Combined LTV with Silent Seconds   Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                   350         $48,440,500                      4.63%                   8.104%
60.01 - 70.00                                  459          79,995,820                      7.65                    8.099
70.01 - 80.00                                1,084         189,720,838                     18.14                    8.608
80.01 - 85.00                                  483          87,115,408                      8.33                    8.862
85.01 - 90.00                                  699         123,995,696                     11.85                    8.703
90.01 - 95.00                                  388          67,647,096                      6.47                    8.882
95.01 - 100.00                               3,229         449,168,822                     42.94                    8.721
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Combined LTV with Silent Seconds   Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                        610                 $138,401      48.58%           62.12%                 90.87%
60.01 - 70.00                                       601                  174,283      66.49            64.90                  94.81
70.01 - 80.00                                       591                  175,019      77.62            59.40                  92.61
80.01 - 85.00                                       598                  180,363      83.77            66.30                  93.59
85.01 - 90.00                                       620                  177,390      88.49            62.95                  86.63
90.01 - 95.00                                       633                  174,348      89.03            62.67                  90.07
95.01 - 100.00                                      639                  139,105      83.96            49.48                  98.42
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Original LTV                       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                 1,422         $97,972,846                      9.37%                   9.960%
60.01 - 70.00                                  585         103,732,476                      9.92                    7.984
70.01 - 80.00                                2,984         533,282,532                     50.98                    8.346
80.01 - 85.00                                  491          91,382,576                      8.74                    8.891
85.01 - 90.00                                  713         129,278,968                     12.36                    8.759
90.01 - 95.00                                  223          42,173,825                      4.03                    9.131
95.01 - 100.00                                 274          48,260,958                      4.61                    9.488
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Original LTV                       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                        622                  $68,898      73.22%           57.73%                 95.08%
60.01 - 70.00                                       609                  177,320      67.21            64.11                  95.68
70.01 - 80.00                                       624                  178,714      79.03            52.07                  96.28
80.01 - 85.00                                       598                  186,115      84.46            64.39                  93.11
85.01 - 90.00                                       620                  181,317      89.62            61.51                  87.71
90.01 - 95.00                                       633                  189,120      94.55            65.03                  88.34
95.01 - 100.00                                      631                  176,135      99.87            59.29                  95.16
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Documentation                      Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
FULL DOC                                     4,122        $595,153,248                     56.89%                   8.363%
STATED DOC                                   2,453         431,767,543                     41.27                    9.034
LIMITED DOC                                    101          16,973,985                      1.62                    8.539
NO DOC                                          16           2,189,407                      0.21                    9.250
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Documentation                      Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
FULL DOC                                            611                 $144,385      80.53%          100.00%                 94.61%
STATED DOC                                          631                  176,016      80.73             0.00                  94.33
LIMITED DOC                                         629                  168,059      85.13             0.00                  90.89
NO DOC                                              685                  136,838      77.92             0.00                  78.37
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Purpose                            Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
CASHOUT REFI                                 3,040        $525,317,832                     50.22%                   8.564%
PURCHASE                                     3,058         428,623,682                     40.97                    8.817
RATE/TERM REFI                                 390          67,857,926                      6.49                    8.165
HOME IMPROVEMENT                               204          24,284,742                      2.32                    8.665
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Purpose                            Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
CASHOUT REFI                                        605                 $172,802      77.44%           63.49%                 95.21%
PURCHASE                                            638                  140,165      84.37            47.43                  92.80
RATE/TERM REFI                                      621                  173,995      82.34            63.43                  97.65
HOME IMPROVEMENT                                    613                  119,043      81.08            62.91                  96.11
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Occupancy                          Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED                               6,249        $987,507,810                     94.40%                   8.609%
INVESTOR                                       375          47,656,525                      4.56                    9.296
SECOND HOME                                     68          10,919,847                      1.04                    9.049
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Occupancy                          Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED                                      619                 $158,027      80.63%           57.02%                100.00%
INVESTOR                                            640                  127,084      80.60            58.51                   0.00
SECOND HOME                                         650                  160,586      85.36            38.42                   0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Property Type                      Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY                                5,258        $781,702,118                     74.73%                   8.633%
PUD                                            677         118,675,392                     11.34                    8.654
2-4 FAMILY                                     402          90,291,270                      8.63                    8.777
CONDO                                          343          53,656,902                      5.13                    8.564
TOWNHOUSE                                       12           1,758,501                      0.17                    8.600
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Property Type                      Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY                                       615                 $148,669      79.85%           61.06%                 95.62%
PUD                                                 630                  175,296      85.17            48.75                  94.24
2-4 FAMILY                                          639                  224,605      81.56            36.96                  84.74
CONDO                                               635                  156,434      81.40            47.78                  93.01
TOWNHOUSE                                           628                  146,542      80.04            53.59                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
State                              Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
FL                                             835        $143,114,502                     13.68%                   8.517%
CA                                             477         141,546,994                     13.53                    7.973
TX                                             709          71,143,886                      6.80                    8.968
NY                                             249          65,378,013                      6.25                    8.834
NJ                                             269          63,310,535                      6.05                    8.823
MD                                             236          55,115,887                      5.27                    8.322
IL                                             282          51,834,280                      4.96                    8.717
GA                                             407          50,793,427                      4.86                    9.106
AZ                                             154          26,921,829                      2.57                    8.574
MA                                             128          25,931,710                      2.48                    8.703
Other                                        2,946         350,993,117                     33.55                    8.809
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
State                              Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
FL                                                  618                 $171,395      77.92%           50.22%                 92.40%
CA                                                  639                  296,744      76.66            54.02                  97.30
TX                                                  610                  100,344      80.54            57.96                  93.21
NY                                                  622                  262,562      78.52            45.82                  96.29
NJ                                                  614                  235,355      78.72            48.12                  96.22
MD                                                  623                  233,542      81.61            56.51                  98.24
IL                                                  630                  183,810      83.76            43.95                  94.33
GA                                                  616                  124,800      87.02            61.72                  90.13
AZ                                                  608                  174,817      79.07            58.62                  98.62
MA                                                  642                  202,591      82.14            42.53                  99.61
Other                                               614                  119,142      82.72            66.40                  92.92
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Zip                                Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
20744                                            9          $2,873,596                      0.27%                   7.917%
20735                                            8           2,786,509                      0.27                    7.747
11236                                            7           2,319,597                      0.22                    8.505
93550                                            8           2,250,462                      0.22                    7.772
11758                                            6           2,143,655                      0.20                    8.145
10466                                            6           2,034,796                      0.19                    8.542
75104                                            7           1,916,635                      0.18                    8.743
20011                                            7           1,896,000                      0.18                    7.544
07111                                            8           1,873,402                      0.18                    9.400
93551                                            5           1,857,299                      0.18                    7.871
Other                                        6,621       1,024,132,231                     97.90                    8.654
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Zip                                Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
20744                                               607                 $319,288      82.23%           65.33%                100.00%
20735                                               608                  348,314      81.17            87.60                 100.00
11236                                               651                  331,371      81.59             0.00                 100.00
93550                                               638                  281,308      80.25            44.32                 100.00
11758                                               660                  357,276      74.92            47.58                 100.00
10466                                               598                  339,133      75.74            46.50                 100.00
75104                                               621                  273,805      83.38            74.33                 100.00
20011                                               601                  270,857      67.73            87.35                 100.00
07111                                               607                  234,175      81.59            52.75                 100.00
93551                                               641                  371,460      84.43            48.33                 100.00
Other                                               620                  154,679      80.71            56.92                  94.28
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likeliho any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this materi from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described here are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

                                Aug 8, 2006 18:52                    Page 2 of 4

Goldman Sachs                     GSAMP 2006-HE5

                                   All records
================================================================================


------------------------------------------------------------------------------------------------------------------------------------
Remaining Months to Maturity       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
1 - 180                                        569         $30,704,596                      2.94%                  11.132%
181 - 240                                       97           6,049,108                      0.58                   10.294
241 - 360                                    5,991       1,000,300,103                     95.62                    8.556
361 >=                                          35           9,030,375                      0.86                    8.898
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Remaining Months to Maturity       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
1 - 180                                             636                  $53,962      94.16%           56.55%                 98.63%
181 - 240                                           618                   62,362      80.35            68.90                 100.00
241 - 360                                           619                  166,967      80.22            56.95                  94.19
361 >=                                              634                  258,011      86.32            43.55                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Amortization Type                  Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
1 YR ARM BALLOON 40/30                           1            $204,742                      0.02%                   8.050%
2 YR ARM                                     2,243         339,402,300                     32.45                    8.892
2 YR ARM 40/40                                  25           6,889,542                      0.66                    8.739
2 YR ARM BALLOON 40/30                       1,534         335,759,938                     32.10                    8.362
2 YR ARM BALLOON 50/30                           1             208,000                      0.02                   10.450
2 YR ARM IO                                    208          55,827,338                      5.34                    8.297
3 YR ARM                                       207          33,497,476                      3.20                    8.933
3 YR ARM 40/40                                   3           1,132,805                      0.11                   10.332
3 YR ARM BALLOON 40/30                         122          23,110,664                      2.21                    8.690
3 YR ARM IO                                     30           5,903,800                      0.56                    8.694
40 YR FIXED                                      7           1,008,028                      0.10                    8.368
5 YR ARM                                        46           6,175,145                      0.59                    8.076
5 YR ARM BALLOON 40/30                          40           8,404,623                      0.80                    7.769
5 YR ARM IO                                      9           2,085,120                      0.20                    7.618
6 MO ARM                                         5           1,651,653                      0.16                    6.567
7 YR ARM IO                                      1              80,000                      0.01                    8.625
FIXED                                        1,541         156,319,226                     14.94                    8.630
FIXED BALLOON 30/15                            442          24,085,793                      2.30                   11.488
FIXED BALLOON 40/30                            180          34,729,800                      3.32                    7.883
FIXED BALLOON 50/30                              1             504,000                      0.05                    8.500
FIXED IO                                        46           9,104,189                      0.87                    7.925
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Amortization Type                  Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
1 YR ARM BALLOON 40/30                              658                 $204,742      80.00%            0.00%                100.00%
2 YR ARM                                            608                  151,316      80.44            54.26                  89.69
2 YR ARM 40/40                                      633                  275,582      84.30            30.54                 100.00
2 YR ARM BALLOON 40/30                              620                  218,879      79.75            49.56                  97.39
2 YR ARM BALLOON 50/30                              579                  208,000      77.04             0.00                 100.00
2 YR ARM IO                                         651                  268,401      83.26            44.60                  95.48
3 YR ARM                                            606                  161,824      83.01            62.10                  94.50
3 YR ARM 40/40                                      653                  377,602      99.62            72.46                 100.00
3 YR ARM BALLOON 40/30                              607                  189,432      80.35            65.99                  98.85
3 YR ARM IO                                         640                  196,793      88.03            63.91                 100.00
40 YR FIXED                                         624                  144,004      85.20           100.00                 100.00
5 YR ARM                                            627                  134,242      75.29            82.07                  93.72
5 YR ARM BALLOON 40/30                              652                  210,116      75.87            64.06                 100.00
5 YR ARM IO                                         667                  231,680      85.09            49.09                  95.47
6 MO ARM                                            684                  330,331      88.05            15.23                 100.00
7 YR ARM IO                                         657                   80,000      80.00             0.00                 100.00
FIXED                                               629                  101,440      79.02            75.04                  94.54
FIXED BALLOON 30/15                                 643                   54,493      99.13            51.90                  99.63
FIXED BALLOON 40/30                                 624                  192,943      78.34            80.34                  97.16
FIXED BALLOON 50/30                                 636                  504,000      90.00             0.00                 100.00
FIXED IO                                            670                  197,917      84.22            71.41                  98.91
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Initial Periodic Cap               Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                                      2,217        $225,751,035                     21.58%                   8.790%
0.51 - 1.00                                      6           1,756,653                      0.17                    6.891
1.01 - 1.50                                    125          19,335,058                      1.85                    9.309
1.51 - 2.00                                  2,011         372,245,261                     35.58                    8.773
2.51 - 3.00                                  2,262         415,772,067                     39.75                    8.442
3.01 >=                                         71          11,224,107                      1.07                    8.089
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Initial Periodic Cap               Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                                             632                 $101,827      81.33%           73.19%                 95.70%
0.51 - 1.00                                         681                  292,776      86.97            20.29                 100.00
1.01 - 1.50                                         583                  154,680      80.21            71.58                 100.00
1.51 - 2.00                                         607                  185,105      77.85            51.40                  93.69
2.51 - 3.00                                         626                  183,807      83.02            52.06                  93.99
3.01 >=                                             632                  158,086      74.96            71.03                  96.54
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Periodic Cap                       Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                                      2,217        $225,751,035                     21.58%                   8.790%
0.51 - 1.00                                  4,341         799,412,656                     76.42                    8.588
1.01 - 1.50                                    132          20,727,461                      1.98                    9.264
1.51 - 2.00                                      2             193,029                      0.02                    7.673
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Periodic Cap                       Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                                             632                 $101,827      81.33%           73.19%                 95.70%
0.51 - 1.00                                         618                  184,154      80.51            51.98                  93.89
1.01 - 1.50                                         584                  157,026      80.23            69.30                 100.00
1.51 - 2.00                                         672                   96,515      84.28             0.00                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Months to Rate Reset               Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
<= 0                                         2,217        $225,751,035                     21.58%                   8.790%
1 - 12                                           6           1,856,396                      0.18                    6.731
13 - 24                                      4,011         738,087,118                     70.56                    8.605
25 - 36                                        362          63,644,745                      6.08                    8.848
49 >=                                           96          16,744,888                      1.60                    7.867
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Months to Rate Reset               Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0                                                632                 $101,827      81.33%           73.19%                 95.70%
1 - 12                                              681                  309,399      87.16            13.55                 100.00
13 - 24                                             617                  184,016      80.37            51.15                  93.73
25 - 36                                             610                  175,814      82.80            63.87                  96.69
49 >=                                               645                  174,426      76.82            68.53                  97.12
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Life Maximum Rate                  Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
8.99 & Below                                 2,217        $225,751,035                     21.58%                   8.790%
10.50 - 10.99                                    1             157,389                      0.02                    7.750
11.00 - 11.49                                    3             333,566                      0.03                    6.331
11.50 - 11.99                                   19           6,360,379                      0.61                    6.695
12.00 - 12.49                                   70          17,941,713                      1.72                    6.681
12.50 - 12.99                                  204          47,476,482                      4.54                    6.974
13.00 - 13.49                                  342          69,051,182                      6.60                    7.360
13.50 - 13.99                                  669         129,885,664                     12.42                    7.818
14.00 - 14.49                                  615         123,920,378                     11.85                    8.257
14.50 - 14.99                                  797         146,713,003                     14.02                    8.733
15.00 & Above                                1,755         278,493,392                     26.62                    9.816
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Life Maximum Rate                  Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
8.99 & Below                                        632                 $101,827      81.33%           73.19%                 95.70%
10.50 - 10.99                                       640                  157,389      70.00             0.00                 100.00
11.00 - 11.49                                       680                  111,189      61.91           100.00                 100.00
11.50 - 11.99                                       659                  334,757      75.49            78.70                 100.00
12.00 - 12.49                                       647                  256,310      75.69            78.89                 100.00
12.50 - 12.99                                       646                  232,728      75.65            77.37                  97.47
13.00 - 13.49                                       638                  201,904      77.70            73.78                  98.68
13.50 - 13.99                                       631                  194,149      79.67            61.01                  97.28
14.00 - 14.49                                       628                  201,497      79.69            50.09                  96.57
14.50 - 14.99                                       614                  184,082      81.42            41.30                  92.32
15.00 & Above                                       594                  158,686      82.75            43.40                  90.06
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likeliho any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this materi from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described here are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
--------------------------------------------------------------------------------

                                Aug 8, 2006 18:52                    Page 3 of 4

Goldman Sachs                     GSAMP 2006-HE5

                                   All records
================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Margin                             Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
0.99 & Below                                 2,217        $225,751,035                     21.58%                   8.790%
2.00 - 2.49                                      3             555,887                      0.05                    7.334
2.50 - 2.99                                      7           1,594,119                      0.15                    7.397
3.00 - 3.49                                      7           1,416,496                      0.14                    7.525
3.50 - 3.99                                     27           8,228,246                      0.79                    6.662
4.00 - 4.49                                     56          16,100,147                      1.54                    6.923
4.50 - 4.99                                    139          29,844,830                      2.85                    7.470
5.00 - 5.49                                    379          82,698,453                      7.91                    7.939
5.50 - 5.99                                  1,704         322,685,363                     30.85                    8.404
6.00 - 6.49                                    782         139,442,203                     13.33                    8.952
6.50 - 6.99                                    569          92,728,880                      8.86                    9.044
7.00 - 7.49                                    433          66,976,727                      6.40                    9.328
7.50 - 7.99                                    248          40,691,297                      3.89                    9.563
8.00 - 8.49                                     77          12,299,385                      1.18                    9.825
8.50 - 8.99                                     28           3,308,288                      0.32                   10.182
9.00 - 9.49                                     12           1,445,895                      0.14                   10.727
9.50 - 9.99                                      3             243,798                      0.02                   11.114
10.50 - 10.99                                    1              73,130                      0.01                   12.300
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Margin                             Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.99 & Below                                        632                 $101,827      81.33%           73.19%                 95.70%
2.00 - 2.49                                         671                  185,296      80.00             0.00                 100.00
2.50 - 2.99                                         683                  227,731      76.61            21.93                 100.00
3.00 - 3.49                                         622                  202,357      80.77            55.03                 100.00
3.50 - 3.99                                         673                  304,750      80.12            71.08                  99.31
4.00 - 4.49                                         659                  287,503      81.68            73.24                 100.00
4.50 - 4.99                                         641                  214,711      82.34            70.98                  96.53
5.00 - 5.49                                         630                  218,202      80.96            57.99                  97.46
5.50 - 5.99                                         615                  189,369      77.49            55.99                  95.47
6.00 - 6.49                                         608                  178,315      79.98            45.29                  93.55
6.50 - 6.99                                         612                  162,968      81.56            46.13                  90.91
7.00 - 7.49                                         613                  154,681      86.78            51.18                  91.63
7.50 - 7.99                                         610                  164,078      87.88            32.13                  89.03
8.00 - 8.49                                         602                  159,732      86.43            41.58                  81.92
8.50 - 8.99                                         589                  118,153      90.50            63.01                  77.51
9.00 - 9.49                                         633                  120,491      93.20            48.42                  66.70
9.50 - 9.99                                         567                   81,266      80.47            43.22                  43.22
10.50 - 10.99                                       545                   73,130      95.00           100.00                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Interest Only                      Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
N                                            6,398        $973,083,735                     93.02%                   8.673%
Y                                              294          73,000,447                      6.98                    8.264
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Interest Only                      Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
N                                                   618                 $152,092      80.45%           57.44%                 94.26%
Y                                                   653                  248,301      83.81            49.59                  96.28
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Interest Only Term                 Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
0                                            6,398        $973,083,735                     93.02%                   8.673%
36                                               1             114,300                      0.01                    8.875
60                                             270          65,838,102                      6.29                    8.312
120                                             23           7,048,045                      0.67                    7.808
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Interest Only Term                 Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
0                                                   618                 $152,092      80.45%           57.44%                 94.26%
36                                                  551                  114,300      75.00             0.00                 100.00
60                                                  653                  243,845      83.51            47.73                  95.87
120                                                 653                  306,437      86.76            67.77                 100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Units                              Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
1                                            6,290        $955,792,912                     91.37%                   8.632%
2                                              259          54,234,968                      5.18                    8.646
3                                              109          27,224,528                      2.60                    9.041
4                                               34           8,831,773                      0.84                    8.763
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Units                              Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                                                   618                 $151,954      80.60%           58.78%                 95.31%
2                                                   630                  209,401      80.43            39.48                  85.48
3                                                   654                  249,766      83.25            32.66                  89.17
4                                                   650                  259,758      83.30            34.68                  66.51
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
City                               Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
HOUSTON                                        128         $11,841,884                      1.13%                   9.110%
MIAMI                                           93          19,037,167                      1.82                    8.413
CHICAGO                                         92          19,048,170                      1.82                    8.651
DETROIT                                         75           5,889,519                      0.56                    9.494
SAN ANTONIO                                     69           5,696,585                      0.54                    8.992
Other                                        6,235         984,570,856                     94.12                    8.636
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
City                               Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
HOUSTON                                             617                  $92,515      80.62%           50.64%                 95.16%
MIAMI                                               620                  204,701      76.48            48.43                  98.07
CHICAGO                                             642                  207,045      82.20            33.28                  91.17
DETROIT                                             601                   78,527      84.66            66.47                  84.44
SAN ANTONIO                                         612                   82,559      79.16            50.94                  86.00
Other                                               620                  157,910      80.72            57.57                  94.49
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty Term            Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
<= 0                                         2,495        $392,790,503                     37.55%                   9.010%
1 - 12                                         235          53,758,039                      5.14                    8.748
13 - 24                                      2,715         425,113,486                     40.64                    8.536
25 - 36                                      1,247         174,422,154                     16.67                    8.053
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty Term            Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0                                                619                 $157,431      81.63%           50.18%                 93.72%
1 - 12                                              633                  228,758      81.61            47.07                  94.09
13 - 24                                             613                  156,580      80.51            57.29                  94.71
25 - 36                                             636                  139,873      78.69            74.06                  95.27
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Originator                         Number of Loans   Principal Balance   Pct. Of Pool By Balance    Wt. Avg. Gross Coupon
------------------------------------------------------------------------------------------------------------------------------------
AAMES                                        1,900        $303,287,296                     28.99%                   8.738%
CIT                                          1,168         136,341,400                     13.03                    8.611
MLN                                          1,069         185,661,943                     17.75                    8.637
OTHER                                        1,515         275,145,008                     26.30                    8.439
SOUTHSTAR                                    1,040         145,648,534                     13.92                    8.879
------------------------------------------------------------------------------------------------------------------------------------
Total:                                       6,692      $1,046,084,182                    100.00%                   8.644%
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Originator                         Wt Avg. Current FICO   Avg. Principal Balance   Comb LTV    Pct. Full Doc    Pct. Owner Occupied
------------------------------------------------------------------------------------------------------------------------------------
AAMES                                               604                 $159,625      74.41%           60.19%                 95.73%
CIT                                                 627                  116,731      82.35            58.51                  94.01
MLN                                                 626                  173,678      83.90            52.03                  96.27
OTHER                                               619                  181,614      82.14            60.88                  93.37
SOUTHSTAR                                           643                  140,047      85.34            47.18                  91.54
------------------------------------------------------------------------------------------------------------------------------------
Total:                                              620                 $156,319      80.68%           56.89%                 94.40%
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
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                                Aug 8, 2006 18:52                    Page 4 of 4